                           SCHEDULE 14A INFORMATION

===============================================================================

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                     THORNBURG MORTGAGE ASSET CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                      THORNBURG MORTGAGE ASSET CORPORATION




                                    March 29, 1999



To Our Shareholders:

     You are cordially invited to attend the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Thornburg Mortgage Asset Corporation to be held at the Eldorado Hotel, 309 West San Francisco Street, Santa Fe, New Mexico 87501, on Thursday, April 29, 1999, at 9:00 a.m. Mountain Standard Time ("MST").

     The business of the meeting is to elect two nominees to the Board of Directors. Information about the nominees for election are in the enclosed proxy statement.

     Only shareholders of record at the close of business on March 19, 1999 will be entitled to notice of and to vote at the Annual Meeting.

     While we hope many shareholders will exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy which will enable you to vote your shares on the issues to be considered at the Annual Meeting even if you are unable to attend. All you need to do is mark the proxy to indicate your vote, date and sign the proxy, and return it in the enclosed postage-paid envelope as soon as conveniently possible. If you desire to vote in accordance with management's recommendations, you need not mark your votes on the proxy but need only sign, date and return the proxy in the enclosed postage-paid envelope in order to record your vote.

                                    Sincerely,


                                    /s/ Larry A. Goldstone

                                    Larry A. Goldstone
                                    President and Chief Operating Officer

                     THORNBURG MORTGAGE ASSET CORPORATION
                             119 East Marcy Street
                          Santa Fe, New Mexico  87501
                                (505) 989-1900
                             --------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

     The Annual Meeting of Shareholders of Thornburg Mortgage Asset Corporation will be held at the Eldorado Hotel, 309 West San Francisco Street, Santa Fe, New Mexico 87501, on Thursday, April 29, 1999, at 9:00 a.m. MST, to consider and act upon the following matters:

1. The election of two Class II Directors to serve for three-year terms and until their successors are duly elected and qualified;

2. Such other business as may properly come before the Annual Meeting of Shareholders, or any and all adjournments thereof.

     Only shareholders of record at the close of business on March 19, 1999, the record date, will be entitled to vote at the Annual Meeting.

     Management desires to have maximum representation of shareholders at the Annual Meeting. In order that your shares may be represented at the Annual Meeting, management respectfully requests that you date, execute and promptly mail the enclosed proxy in the accompanying postage-paid envelope. A proxy may be revoked by a shareholder by notice in writing to the Secretary of the Company at any time prior to its use, by presentation of a later-dated proxy, or by attending the Annual Meeting and voting in person.

                              By order of the Board of Directors


                              /s/ Michael B. Jeffers

                              Michael B. Jeffers
                              Secretary
Dated:  March 29, 1999

                   -----------------------------------------
                            YOUR VOTE IS IMPORTANT.
                     PLEASE PROMPTLY DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE.
                   -----------------------------------------

                     THORNBURG MORTGAGE ASSET CORPORATION
                             119 East Marcy Street
                          Santa Fe, New Mexico  87501
                                (505) 989-1900

                             --------------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held April 29, 1999


     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Thornburg Mortgage Asset Corporation, a Maryland corporation, (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the Eldorado Hotel, 309 West San Francisco Street, Santa Fe, New Mexico 87501, on Thursday, April 29, 1999, at 9:00 a.m. MST and any and all adjournments thereof (collectively the "Annual Meeting"). The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement, the accompanying proxy card and the Notice of Annual Meeting of Shareholders are being provided to shareholders beginning on or about March 29, 1999.

                              GENERAL INFORMATION

Solicitation of Proxies

     The enclosed proxy is solicited by the Board of Directors of the Company. The costs of this solicitation will be borne by the Company. Proxy solicitations will be made by mail, and also may be made by personal interview, telephone, facsimile transmission and telegram on behalf of the Company by directors and officers of the Company. Banks, brokerage houses, nominees and other fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners and to obtain authorization for the execution of proxies. The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to their beneficial owners. The Company does not expect to engage an outside firm to solicit votes.

Record Date, Quorum and Voting Requirements

     Holders of shares of the Company's common stock ("Common Stock") at the close of business on March 19, 1999, the record date, are entitled to notice of, and to vote at, the Annual Meeting. On that date, 21,489,663 shares of Common Stock were outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote on each matter presented at the Annual Meeting. The presence, in person or by proxy, of shareholders representing 50% or more of the issued and outstanding stock entitled to vote constitutes a quorum for the transaction of business at the Annual Meeting.

     Shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the choices specified in the proxy. Unless contrary instructions are indicated on the proxy, the shares will be voted FOR the election of the nominees named in this proxy statement as directors.

     Representatives of the Company's transfer agent will assist the Company in the tabulation of the votes. Abstentions and broker non-votes are counted as shares represented at the meeting for purposes of determining a quorum. An abstention has the effect of a vote "withheld" with respect to the election of directors. Broker non-votes are not entitled to vote because they indicate the withholding of power to vote on a specific matter and therefore have no effect on the outcome of a proposal.

Revocability of Proxy

     The giving of the enclosed proxy does not preclude the right to vote in person should the shareholder giving the proxy so desire. A proxy may be revoked at any time prior to its exercise by delivering a written statement to the Secretary of the Company that the proxy is revoked, by presenting to the Company a later-dated proxy executed by the person executing the prior proxy, or by attending the Annual Meeting and voting in person.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 15, 1999, relating to the beneficial ownership of the Company's Common Stock by each director of the Company and all executive officers and directors of the Company as a group. To the Company's knowledge, there are no beneficial owners who hold more than 5% of the outstanding shares of the Company's Common Stock.

                                                                                 Percent of
                                                                     Number    Voting  Shares
                     Name of Security Holder                        of Shares  Outstanding (1)
------------------------------------------------------------------  ---------  ---------------
 Garrett Thornburg (2)............................................    688,423       3.12%
 David A. Ater (3)................................................     45,035          *
 Joseph H. Badal (4)..............................................     47,930          *
 Larry A. Goldstone (5)...........................................    263,672       1.20%
 Owen M. Lopez (6)................................................     27,946          *
 James H. Lorie (3)...............................................     45,035          *
 Stuart C. Sherman (7)............................................     34,460          *
 Richard P. Story (8).............................................    124,965          *

 All Executive Officers and Directors as a Group (8 persons) (9)..  1,277,466       5.79%

----------
     * less than 1% of the outstanding shares.
(1) Based on 22,045,032 Common Shares (including 555,369 shares which can be acquired within 60 days from the date of this Proxy Statement upon the exercise of options granted pursuant to the Stock Option Plan) issued and outstanding, as of the date of this Proxy Statement.
(2) Includes 246,528 Common Shares which can be acquired within 60 days from the date of this Proxy Statement upon the exercise of options.
(3) Includes 13,338 Common Shares which can be acquired within 60 days from the date of this Proxy Statement upon the exercise of options.
(4) Includes 45,035 Common Shares which can be acquired within 60 days from the date of this Proxy Statement upon the exercise of options.
(5) Includes 142,188 Common Shares which can be acquired within 60 days from the date of this Proxy Statement upon the exercise of options.
(6) Includes 26,671 Common Shares which can be acquired within 60 days from the date of this Proxy Statement upon the exercise of options.
(7) Includes 32,986 Common Shares which can be acquired within 60 days from the date of this Proxy Statement upon the exercise of options.
(8) Includes 35,285 Common Shares which can be acquired within 60 days from the date of this Proxy Statement upon the exercise of options.
(9) Includes 555,369 Common Shares which can be acquired within 60 days from the date of this Proxy Statement upon the exercise of options. None of the Executive Officers or Directors own any Preferred Shares of the Company.

                             ELECTION OF DIRECTORS

     The Company's bylaws provide that the number of directors which shall constitute the entire Board of Directors shall be fixed from time to time by resolutions adopted by the Board of Directors, but shall not be less than three
(3) persons nor greater than nine (9). The Company's Bylaws also provide for a classified Board of Directors comprised of Classes I, II and III. The Company's bylaws further provide that a majority of the Board of Directors shall be unaffiliated (the "Unaffiliated Directors"), directly or indirectly, with any person or entity responsible for directing and performing the day-to-day business affairs of the Company. The Board of Directors has determined that seven (7) directors is an appropriate number, five
(5) of whom are unaffiliated, with two directors in Class I and Class II and three directors in Class III. The terms are staggered to provide for the election of one class each year. The Class I, Class II and Class III directors of the Company are serving for terms expiring in 2001, 1999, and 2000, respectively. Two Class II directors of the Company are to be elected at the Annual Meeting to serve for three-year terms and until their successors are duly elected and qualified. Mr. Owen M. Lopez and Mr. James H. Lorie have been nominated by the Board of Directors as Class II Directors for election to the Board at the Annual Meeting. Except where authority to do so is withheld, the accompanying Proxy will be voted FOR the election of Mr. Lopez and Mr. Lorie, each to serve as Class II directors of the Company for a term of three years and until their successors are duly elected and qualified. The proxies cannot be voted for a greater number of persons than the number of nominees named herein. The nominees are currently members of the Board of Directors and have agreed to continue to serve if elected. In the event either of the nominees shall unexpectedly be unable to serve, the proxyholders will vote for such other person as the Board of Directors may designate. The election of each nominee as a director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of the directors. Votes that are withheld and shares held in street name that are not voted in the election of the directors will not be included in determining the number of votes cast. Biographical information regarding each nominee is set forth below along with biographical information for each continuing director:

Information Regarding Director Nominees and Continuing Directors

Class II Nominees - Terms Expiring in 1999

     Mr. Lopez, 58, was elected to the Board of Directors on December 18, 1996. Mr. Lopez has been the Executive Director of the McCune Charitable Foundation in Santa Fe, New Mexico since 1994 and before that he was the Managing Partner of the Hinkle Law Firm, Santa Fe, New Mexico, from 1982 to 1993. Mr. Lopez is actively involved with a number of charitable and community organizations, and was formerly a trustee of the International Folk Art Foundation, a board member of the Santa Fe Chamber Music Festival, a regent of New Mexico Tech, a commissioner of the National Museum of American Art of Smithsonian, a board member of St. John's College in Santa Fe and a trustee of the Rocky Mountain Mineral Law Foundation. Mr. Lopez is a graduate of Stanford University, B.A. and Notre Dame University, J.D.

     Mr. Lorie, 77, has been a director of the Company since it commenced operations in June of 1993. He currently is Eli B. and Harriet B. Williams Professor Emeritus of Business Administration in the Graduate School of Business at the University of Chicago. Mr. Lorie has been Director of Research, Associate Dean and Acting Dean of the Graduate School of Business, University of Chicago. He is presently on the Board of Directors of the Acorn Fund. He has been a consultant to SRI on the future of the securities industry and has been a member of the National Market Advisory Board, the Board of the Chicago Board Options Exchange, the Board of the National Association of Securities Dealers, Inc., the Board of Directors of Elsinore Corporation, Merrill Lynch & Co., Inc., the Square D Company and the Vulcan Materials Company.

Class I  and III Directors - Terms Expiring in 2000 and 2001

     Mr. Thornburg, 53, is the Chairman of the Board, Chief Executive Officer and has been a director of the Company since the Company commenced operations in June of 1993. He is also Chairman, Chief Executive Officer and a director of the Manager and Thornburg Management Company ("TMC"), an investment advisory firm organized in 1982 and Thornburg Securities Corporation ("TSC"), a registered broker-dealer that acts as a distributor of mutual funds managed by TMC and also has participated as an underwriter in previous public offerings of the Company's common stock. Mr. Thornburg owns a majority of the voting shares of TMC, TSC, and the Manager. Mr. Thornburg is also CEO and co-founder of American Foundation Realty, Inc., a real estate investment trust, structured to assist non-profit orgainizations in their acceptance of charitable gifts of commercial real estate. TMC is advisor to the ten Thornburg Mutual Funds. Mr. Thornburg is also the President and a trustee of Thornburg Investment Trust, a regulated investment company organized as a Massachusetts business trust, that is the issuer of eight of the Thornburg Mutual Funds. Mr. Thornburg is also Chairman of the Board and a director of Limited Term Municipal Fund, Inc., a regulated investment company organized as a Maryland corporation. The eight Thornburg bond funds and two equity funds currently have assets of $2.26 billion. TMC also acts as a subadvisor to the New

England Investment Company's Daily Tax Free Income Fund with assets of $662 million and as placement agent to six of their tax-free money funds with assets of $1.45 billion. Mr. Thornburg is a graduate of Williams College, B.A. and Harvard University, MBA.

     Mr. Ater, 54, has been a director of the Company since March of 1995. Mr. Ater is the President of Ater & Associates, an owner/broker of various commercial and residential real estate development projects, as well as a planning and management consulting firm. Mr. Ater is a principal in Zeckendorf Oregon Ventures, also a real estate development entity. Mr. Ater is also a Trustee of Thornburg Investment Trust, an open-end management investment company, which has eight portfolios: six bond funds and two equity funds. Mr. Ater is actively involved with a number of charitable and community organizations, and is currently a member of GBAC, the New Mexico Governor's Business Advisory Council, and the New Mexico Amigos, the state's official goodwill ambassadors. Mr. Ater has been involved in a variety of real estate development projects since 1980, and from 1970 to 1980, was employed by First National Bank of Santa Fe where he was President and Chief Executive Officer from 1978 to 1980. Mr. Ater is a graduate of Stanford University.

     Mr. Badal, 54, has been a director of the Company since it commenced operations in June of 1993. He is currently Senior Vice President of Residential Loan Production with Charter Mortgage Company, headquartered in Albuquerque, New Mexico. From 1980 through 1994, Mr. Badal was the President of Merit Southwest Development Company, Inc., a consulting and commercial and industrial real estate development firm in Albuquerque, New Mexico. Mr. Badal is a former member of the New Mexico House of Representatives and former Chairman of the New Mexico Mortgage Finance Authority. Mr. Badal is a graduate of Temple University, B.S. and the University of New Mexico, MBA.

     Mr. Goldstone, 44, is the President and Chief Operating Officer and has been a director of the Company since the Company commenced operations in June of 1993. Mr. Goldstone is also a Managing Director of Thornburg Mortgage Advisory Corporation (the "Manager"). The Manager is responsible for the day-to-day operations of the Company, subject to the supervision of the Board of Directors. From November 1991 until August 1992, Mr. Goldstone was employed at Downey Savings and Loan Association, where he was a Senior Vice President and Treasurer. While employed by Downey Savings and Loan, Mr. Goldstone was primarily responsible for cash and liquidity management, mortgage portfolio management, wholesale funding and interest rate risk management. Prior to his employment at Downey Savings, Mr. Goldstone was employed by Great American Bank, a federal savings bank, for a period of eight years. Mr. Goldstone held a variety of increasingly responsible positions, including manager in the Treasury Department and in the Mortgage Portfolio Management Department. Mr. Goldstone was responsible for the management and trading of a $3 billion mortgage-backed securities portfolio and was instrumental in structuring over $1 billion of privately and publicly issued adjustable and variable-rate mortgage-backed securities. Additionally, Mr. Goldstone has extensive experience in all facets of mortgage finance, interest rate risk management and hedging. Mr. Goldstone resigned from Great American in October 1991, having held the title of Senior Vice President.

     Mr. Sherman, 60, has been a director of the Company since it commenced operations in June of 1993. He has been the President of S. C. Sherman & Company, Inc. and American Southwest Development Company, Inc. since 1978, both commercial real estate development firms. From April 1991 until September 1994, Mr. Sherman was also Executive Vice President of The Royce Company, a commercial real estate brokerage firm and an affiliate of Great Western Financial Corporation.

Information Regarding the Board of Directors

     The Board of Directors held three meetings and acted by unanimous written consent four times during 1998. Each of the directors attended at least 75% of the meetings of the Board of Directors and of the committees on which each served during 1998.

     The Board of Directors has an audit committee which consists of Mr. Ater, Mr. Badal, and Mr. Sherman. The audit committee meets with the Company's independent certified public accountants at least twice a year, once before and once after the annual audit, to review the scope of and to discuss the results of the annual audit. The audit committee may also meet at such other times as they shall deem appropriate and the Company's independent certified public accountants have been instructed to inform the audit committee at any time of any information concerning the Company that they consider appropriate. The audit committee met twice during 1998.

     The Board of Directors also has a nominating committee consisting of Mr. Ater, Mr. Badal, Mr. Lopez, Mr. Lorie and Mr. Sherman. The nominating committee was established for the sole purpose of having the Unaffiliated Directors recommend to the entire Board of Directors future nominees for election as Unaffiliated Directors of the Company. The nominating committee met once during 1998.

     The Board of Directors does not have a compensation committee since the Company has no paid officers or employees. However, the Board of Directors does have a stock option committee consisting of Mr. Ater, Mr. Badal, Mr. Lopez, Mr. Lorie and Mr. Sherman. The stock option committee administers the Amended and Restated 1992 Stock Option Plan (the "Plan") of the Company and has exclusive discretion to make stock option grants and other awards under the Plan. The stock option committee members can only receive grants of stock options under a predetermined formula which is defined in the Plan. Under the Plan, Non-Qualified Options for 13,333 shares are granted under a formula to each unaffiliated director as of the date of election to office, and thereafter options are granted to each director for 0.2% of the Common Stock sold by the Company during the previous fiscal quarter as part of a continuous offering or 0.2% of the Common and Preferred Stock sold by the Company on the pricing date of a firm commitment public offering or direct placement (including shares issued through the waiver provision of the Optional Cash Purchase feature of the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRP"), but excluding other shares issued under the DRP and shares issued pursuant to the exercises of options under the Plan). The stock option committee met two times and acted by unanimous written consent one time during 1998.

     The Board of Directors has an executive committee comprised of Mr. Thornburg, Mr. Ater and Mr. Sherman. The executive committee meets to consider various matters delegated by the Board of Directors and to make recommendations to the Board of Directors regarding such matters. The executive committee met once during 1998.

     In addition, the Unaffiliated Directors annually review the Company's contract with the Manager to determine whether the contracted fee schedule is reasonable in relation to the nature and quality of services performed by the Manager under the contract.

     The Unaffiliated Directors receive an annual fee of $15,000 per year plus $1,000 for each meeting of the Board of Directors. The members of the audit committee receive $1,000 per year for their services as members of the audit committee. The members of the nominating committee and the stock option committee do not receive compensation for service on those respective committees. The unaffiliated members of the executive committee receive $1,000 per meeting for their services as members of the executive committee. Unaffiliated Directors are reimbursed for expenses related to their attendance at Board of Directors and committee meetings.

     In accordance with a predetermined formula, during 1998 each member of the stock option committee received options to purchase 1,894 shares of Common Stock at exercise prices that ranged from $15.00 to $17.50 and 664 Dividend Equivalent Rights (DERs). In lieu of $2,788 of dividends earned on DERs and Phantom Stock Rights (PSRs) outstanding during 1998, each committee member chose to receive 213 PSRs. As of December 31, 1998, the Unaffiliated Directors, as a group, held 131,368 options with exercise prices that range from $9.375 to $22.625, 103,768 of these options are exercisable.

                           MANAGEMENT OF THE COMPANY

     The executive officers of the Company and their position are as follows:

               Name              Age            Position(s) Held
       ------------------------  ---  ---------------------------------------
       H. Garrett Thornburg, Jr.   53  Chairman of the Board, Director and
                                       Chief Executive Officer
       Larry A. Goldstone          44  Director, President and Chief Operating
                                       Officer
       Richard P. Story            46  Chief Financial Officer and Treasurer

     The executive officers serve at the discretion of the Company's Board of Directors. Biographical information regarding Mr. Thornburg and Mr. Goldstone is provided above. Biographical information regarding Mr. Story is set forth below.

     Mr. Story has been the Chief Financial Officer of the Company and the Chief Accounting Officer of the Manager since May 1993 and Treasurer of the Company since June 1994 and a Managing Director of the Manager since December 1998.
From April 1992 until April 1993, he was the Controller of Sharp HealthCare, a health care company in San Diego, California. As Controller, Mr. Story was responsible for financial statement preparation and reporting, accounts payable, payroll, fixed assets and corporate tax. From 1976 until April 1992, Mr. Story was employed at Great American Bank, a federal savings bank in San Diego, and from 1988 until 1992 held the position of Controller at that institution. As Controller, he was responsible for financial reporting, budgeting and planning, financial analysis, loan portfolio reporting and analysis, insurance risk management, corporate tax, accounts payable, fixed assets and payroll.

                             EXECUTIVE COMPENSATION

     The Company has not paid, and does not intend to pay, any annual compensation to the Company's executive officers for their services as executive officers. However, the Company may from time to time, at the direction of the stock option committee, grant options to purchase shares of the Company's Common Stock, Dividend Equivalent Rights ("DERs"), Phantom Stock Rights ("PSRs") and Stock Appreciation Rights ("SARs") to the executive officers and directors pursuant to the Company's Plan.

     The following table presents the total number of stock options granted to executive officers of the Company during the year ended December 31, 1998.

           Stock Options Granted During Year Ended December 31, 1998

                             Number of      % of
                               Shares       Total
                             Underlying    Options                             Value
                              Options    Granted to   Exercise  Expiration    on Date
                              Granted     Employees    Price       Date     of Grant (1)
                             ----------  -----------  --------  ----------  ------------
H. Garrett Thornburg, Jr.         3,234       6.68%   $ 17.500   1/28/2008     $ 4,528
                                  2,285       4.72%     15.250   2/25/2008       2,833
                                  1,213       2.51%     15.625   3/27/2008       1,553
                                  1,625       3.36%     15.000   4/28/2008       2,015
Larry A. Goldstone                3,234       6.68%     17.500   1/28/2008       4,528
                                  2,285       4.72%     15.250   2/25/2008       2,833
                                  1,213       2.51%     15.625   3/27/2008       1,553
                                  1,625       3.36%     15.000   4/28/2008       2,015
Richard P. Story                  1,619       3.34%     17.500   1/28/2008       2,267
                                  1,147       2.37%     15.250   2/25/2008       1,422
                                    609       1.26%     15.625   3/27/2008         780
                                    814       1.68%     15.000   4/28/2008       1,009

----------
(1) The value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1998: dividend yield of 10%; expected volatility of 25.6%; risk-free interest rate of 5.68%; and expected lives of 7 years.

The following table presents the total number of stock options exercised during 1998 and held as of December 31, 1998 by the executive officers of the Company and the year-end value of these options.

 Aggregated Option Exercises in 1998 and Option Values as of December 31, 1998

                                                                        Number of Securities               Value of
                                  Number of                            Underlying Unexercised      Unexercised In-the-Money
                                    Shares                           Stock Options at 12/31/98   Stock Options at 12/31/98 (2)
                                   Acquired            Value         --------------------------  -----------------------------
                                 on Exercise         Realized (1)    Exercisable  Unexercisable   Exercisable   Unexercisable
                                 -----------         ------------    -----------  -------------   -----------   -------------
H. Garrett Thornburg, Jr.                0           $      0           218,028      30,500           $  0            $  0
Larry A. Goldstone                  23,880             13,489           135,568      30,500              0               0
Richard P. Story                    41,103             24,969            61,138      15,250              0               0

----------
(1) The value realized is based on the market value of the underlying securities on the exercise date, less the exercise price.
(2) The value of unexercised options is calculated using the closing price of $7.625 on the New York Stock Exchange (the "NYSE") of the Company's Common Stock on December 31, 1998.

The following table presents the total number of DERs granted, the value of dividends earned on DERs and the number of PSRs issued in lieu of cash dividends on DERs and PSRs to executive officers during 1998.

             DERs Granted and Outstanding as of December 31, 1998

                                                           1998       Number of
                             Number of                   Dividends   PSRs Issued    Number of      Value of
                               DERs       Vested DERs    Earned on   In Lieu of       PSRs           PSRs
                              Granted   Outstanding (1)  DERs/PSRs  Dividends (2)  Outstanding  Outstanding (3)
                             ---------  ---------------  ---------  -------------  -----------  ---------------
H. Garrett Thornburg, Jr.        2,926       10,849      $ 14,361       1,096         1,344         $ 10,250
Larry A. Goldstone               2,926       10,849        14,361       1,096         1,344           10,250
Richard P. Story                 1,466        5,427         7,182         548           672            5,125

----------
(1) DERs granted in connection with the Company's Series A preferred shares are not vested until and unless the Company's Series A preferred shares are converted to Common Shares.

(2) PSRs are issued in lieu of cash dividends for DERs and PSRs at the discretion of the holders of DERs and PSRs.

(3) The value of outstanding PSRs is calculated using the closing price of $7.625 on the NYSE of the Company's Common Stock on December 31, 1998.

Total Return Comparison

     The following graph presents a total return comparison of the Company's Common Stock for the five year period from December 31, 1993 through December 31, 1998, to the Bloomberg Mortgage REIT Index, the National Association of Real Estate Investment Trusts, Inc. ("NAREIT") All REIT Index and the Lehman Long-term Bond Index. The total return reflects stock price appreciation and the value of dividends for the Company's Common Stock and for each of the comparative indices. The Total Return Comparison presented in the prior fiscal year's Proxy Statement included the S & P 500 Index which has been replaced with the Lehman Long-term Bond Fund Index and the NAREIT Mortgage REIT Index which has been replaced with the Bloomberg Mortgage REIT Index. For the five years ended December 31, 1998, the S & P 500 Index had a total return of 194% as compared to 56% for the Lehman Long-term Bond Index. The NAREIT Mortgage REIT Index had a five-year total return of 37% as compared to a negative total return of 10% for the Bloomberg Mortgage REIT Index. The members of both indexes that were replaced are generally significantly dissimilar to the Company in the nature of their operations and in their performance through economic cycles. Since the Company's performance is primarily driven by changes in interest rates, the relationship between long-term bonds and the Company's performance should, over time, be a better measure of the Company's performance. The Bloomberg Mortgage REIT Index is a fairly recent index that has been constructed to include most of the Company's direct competitors and very few other members that do not compete directly with the Company, compared to the NAREIT Mortgage REIT Index that is generally composed of members who are dissimilar to the Company in the nature of their operations. In general, NAREIT includes in their mortgage REIT index any company that does not fit the definition of an equity REIT, a REIT that has a direct equity interest in real estate, but in doing so, NAREIT's Mortgage REIT Index includes a number of companies that, by the nature of their business, do not provide a reasonable comparison to the Company. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1993, the commencement of the Company's operations, and that all dividends were reinvested. The total return performance shown on the graph is not necessarily indicative of future total return performance.

                         [PERFORMANCE GRAPH GOES HERE]



                                     12/31/93   12/31/94   12/31/95   12/31/96   12/31/97   12/31/98
----------------------------------  ---------  ---------  ---------  ---------  ---------  ---------
Thornburg Mortgage Asset Corp.....  $  100.00  $   50.76  $  107.15  $  151.24  $  133.64  $ 85.33
Bloomberg Mortgage REIT Index.....     100.00      64.11     102.74     145.57     119.21    89.99
NAREIT All REIT Index.............     100.00      92.36     120.71     119.66     137.70   156.32
Lehman Long-term Bond Index.......     100.00     100.81     119.26     161.90     192.44   156.22


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In addition to being Chairman of the Board, Chief Executive Officer and a director of the Company, Mr. Thornburg is Chairman of the Board, President and a director of the Manager and owns a controlling interest in the Manager. Mr. Goldstone, in addition to being the President, Chief Operating Officer and a director of the Company, is a managing director of the Manager. Mr. Story, the Treasurer and Chief Financial Officer of the Company, is also a Managing Director and the Chief Accounting Officer of the Manager. As such, Mr. Thornburg, Mr. Goldstone and Mr. Story are paid employees of the Manager. Mr. Goldstone and Mr. Story own minority interests in the Manager.

     The Company pays the Manager an annual base management fee based on average shareholders' equity, adjusted for liabilities that are not incurred to finance assets ("Average Shareholders' Equity" or "Average Net Invested Assets" as defined in the Agreement) payable monthly in arrears as follows: 1.1% of the first $300 million of Average Shareholders' Equity, plus 0.8% of the portion above $300 million. For the year ended December 31, 1998, the Company paid the Manager $4,142,000 in base management fees in accordance with the terms of the Agreement.

     The Manager is also entitled to earn performance based compensation in an amount equal to 20% of the Company's annualized net income, before performance based compensation, above an annualized Return on Equity equal to the ten year U.S. Treasury Rate plus 1%. For purposes of the performance fee calculation, equity is generally defined as proceeds from issuance of common stock, before underwriter's discount and other costs of issuance, plus retained earnings. For the year ended December 31, 1998, the Company paid the Manager $759,000 in performance based compensation in accordance with the terms of the Agreement.

     Pursuant to the terms of the Management Agreement, in the event a person or entity obtains more than 20% of the Company's Common Stock, if the Company is combined with another entity, or if the Company terminates the Management Agreement other than for cause, the Company is obligated to acquire substantially all of the assets of the Manager through an exchange of shares with a value based on a formula tied to the Manager's net profits.

     The Bylaws of the Company provide that the Board of Directors shall evaluate the performance of the Manager before entering into or renewing any management arrangement and that the Unaffiliated Directors shall determine at least annually that the Manager's compensation is reasonable in relation to the nature and quality of services performed.

     Mr. Goldstone, Mr. Story, Mr. Ater and Mr. Lorie have all entered into full-recourse, interest-bearing notes receivable, pursuant to a program approved by the Board of Directors in December 1997, which were used to purchase Common Stock of the Company pursuant to the exercise of stock options under the Plan. The notes have maturity terms ranging from 3 years to 9 years and accrue interest at rates that range from 5.47% to 6.00% per annum. In addition, the notes are secured by a pledge of the shares of the Common Stock acquired. Interest is payable quarterly, with the balance due at the maturity of the notes. The payment of the notes will be accelerated only upon the sale of the shares of Common Stock pledged for the notes. The notes may be prepaid at any time at the option of each borrower.

     As of March 15, 1999, the outstanding balances on the notes receivable entered into by Mr. Goldstone, Mr. Story, Mr. Ater and Mr. Lorie were $1,643,790, $1,340,364, $508,143 and $470,700, respectively.

     The Company does not intend to purchase any mortgage securities or enter into any servicing or administrative agreements (other than the Management Agreement) with any entities affiliated with the Manager.

                 SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     There are no beneficial owners of 10% or more of the Company's equity securities. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that during the year ended December 31, 1998, all filing requirements applicable to its executive officers and directors were complied with during the fiscal year.

                            APPOINTMENT OF AUDITORS

     The Board of Directors has appointed McGladrey & Pullen, LLP, independent certified public accountants, to examine the financial statements of the Company for the year ended December 31, 1999. McGladrey & Pullen, LLP has been the Company's independent certified public accountants since the Company commenced operations in June 1993. A representative of McGladrey & Pullen, LLP is expected to be available by tele-conference at the Annual Meeting and will be provided with an opportunity to make a statement and to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

     The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the Notice of the Annual Meeting. To date, no shareholder proposals have been received by the Company. However, if any other matters are properly presented to the shareholders for action, it is the intention of the proxy holders named in the enclosed proxy to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

                             SHAREHOLDER PROPOSALS

     Any proposal that a shareholder may desire to present to the 2000 Annual Meeting of shareholders must be received in writing by the Secretary of the Company prior to December 6, 1999. Such written notice must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the shareholder's name and address as they appear on the Company's books; (iii) the number of shares of Common Stock beneficially owned by the shareholder; and
(iv) any material interest of the shareholder in such business.

                                 ANNUAL REPORT

     The 1998 Annual Report to shareholders including financial statements for the year ended December 31, 1998, which is being mailed to shareholders together with this Proxy Statement, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

     A COPY OF THE FORM 10-K ANNUAL REPORT (WITHOUT EXHIBITS) FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, IS AVAILABLE UPON REQUEST, WITHOUT CHARGE. THE REQUEST SHOULD BE DIRECTED TO RICHARD P. STORY, CHIEF FINANCIAL OFFICER, AT 119 MARCY STREET, SANTA FE, NEW MEXICO, 87501.


                                       BY THE ORDER OF THE BOARD OF DIRECTORS


                                       /S/ LARRY A. GOLDSTONE

                                       Larry A. Goldstone
March 29, 1999                         President and Chief Operating Officer

                      Thornburg Mortgage Asset Corporation

                               119 East Marcy St.
                               Santa Fe, NM 87501
                                  505-989-1900

      PROXY -- Annual Meeting of Shareholders -- Thursday, April 29, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints Garrett Thornburg and Larry A. Goldstone as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Shares of Thornburg Mortgage Asset Corporation held of record by the undersigned on March 19, 1999 at the Annual Meeting of Shareholders to be held on Thursday, April 29, 1999 or at any adjournment thereof.

1. ELECTION OF DIRECTORS. The election of two Class II Directors to serve for three years, each until his successor is duly elected and qualified.
                          FOR all                 WITHHOLD
                          nominees listed         AUTHORITY to
                          (except as              vote for all
                          marked to the           nominees listed
                          contrary below)         below [_]
                          [_]

INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.
                         Owen M. Lopez, James H. Lorie

2. Such other business as may properly come before the Annual Meeting of Shareholders, or at any and all adjournments thereof.

                 (Continued, and to be signed, on Reverse Side)



                      Thornburg Mortgage Asset Corporation

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF ALL NOMINEES LISTED FOR ELECTION AS DIRECTORS AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGEMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

  Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                           Date ______________________________

                                           ------------------------------------
                                                        Signature

                                           ------------------------------------
                                               Signature, if held jointly.

  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.